Exhibit 99.2

Shareholder FAQ

Overview and Eligibility

Why is the Company issuing warrants?

As our CEO has said, “Real alignment isn’t a slogan, it’s structural.” We believe public markets have a long history of taking shareholders for granted - this program is built to reverse that. By issuing tradable warrants at no upfront cost to shareholders, we are giving them greater ability to share in the upside, just as management does. Shareholders can choose to sell the warrants immediately or hold them with the potential to benefit alongside the Company as we execute our plan. This is our first step in rebuilding trust and creating a model with better alignment between the people who run the company and the people who own it.

What is a warrant?

A warrant is an option issued by the Company that gives the holder the right, but not the obligation, to purchase one share of Opendoor’s common stock at a specified “exercise price” before the warrant expires.

What is a warrant dividend distribution?

The warrant dividend is a distribution of warrants by Opendoor to all existing holders of common stock. As with a cash dividend, shareholders do not need to pay any amount or take any other action to receive the distribution. In the case of a warrant dividend the asset being distributed to all shareholders is in the form of a warrant instead of cash.

Key highlights
●	No action required, and at no cost: For every thirty (30) shares owned on the Record Date, holders receive one warrant of each series (rounded down) - Series K, A, and Z.
●	Built for upside and alignment: Exercise prices are set at $9 (Series K), $13 (Series A), and $17 (Series Z), which we believe aligns value creation with performance, in lock-step with management.
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Immediate liquidity and choice: The warrants are expected to be listed on Nasdaq under the symbols OPENW, OPENL, and OPENZ (subject to approval), so holders will be able to monetize the warrant right away or hold for potential upside.

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Not dilutive at issuance: Because the warrants only convert into shares if exercised, there is no dilution today. This is a structural design choice that helps to protect current shareholders today while still enabling upside participation. If you receive a warrant and decide to sell it in the market for cash or determine not to exercise it, you may be diluted to the extent that other holders exercise any warrants.

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Balance sheet friendly: If exercised for cash, proceeds bring in capital to enhance flexibility to advance our strategy, accelerate our roadmap and pursue opportunistic investments while further strengthening the balance sheet.

●	This Shareholder FAQ will be updated regularly to reflect questions coming in from shareholders.

Key dates and tickers
●	Record Date: November 18, 2025, 5:00 p.m. New York City time
●	Distribution Date: On or about November 21, 2025
●	Scheduled expiration: November 20, 2026, subject to Early Expiration Price Condition described below
●	Intended Nasdaq tickers:
○	Series K ($9): OPENW
○	Series A ($13): OPENL
○	Series Z ($17): OPENZ

Who will receive the warrants and how many warrants will be received?

Holders of Opendoor’s common stock will receive one (1) Series K warrant, one (1) Series A warrant, and one (1) Series Z warrant for each thirty (30) shares of common stock held as of the Record Date (rounded down to the nearest whole number).

As an example, a shareholder who owns 63 or 73 shares of common stock would receive two (2) of each of the Series K warrants, Series A warrants, and Series Z warrants, or six (6) warrants in total. A shareholder who owns 90 shares of common stock would receive three (3) of each of the Series K warrants, Series A warrants, and Series Z warrants, or nine (9) warrants in total.

Fractional warrants will not be issued. Per‑account rounding may apply at your broker.

My shares are in a margin account (and/or my shares were on loan) as of the Record Date. How are my warrants handled?

If your shares of common stock are being pledged as collateral or loaned out as of the Record Date, you may not be the shareholder of record and may not receive the warrant dividend directly. Brokers may post “in‑lieu of” warrant credits in some cases. We believe that in some cases you may need to transfer your shares from a margin account to a non-margin account (sometimes referred to as a cash account or fully paid-for account) before the Record Date to receive the warrant dividend. Contact your broker to confirm your entitlement and the form of credit, as practices vary across firms.

When will the warrants be distributed?

On or about November 21, 2025.

What is the last day I can buy shares and still receive the warrants?

Purchases generally must settle in time for you to be a shareholder of record as of the Record Date. Typically, that means buying no later than the trading day before such date so that settlement occurs by the Record Date. Please confirm specific settlement timing with your broker.

Trading and Handling

What do I have to do to receive the warrants?

In most cases no action is required if you are a shareholder as of the Record Date and you have not lent out your shares to your broker or other parties, but we advise that you confirm this with your broker. Processing timelines may vary by broker.

My warrants are not showing up in my brokerage account. What should I do?

Typically, your broker will be responsible for crediting your account with warrants if you hold shares as of the Record Date and such shares are not being pledged as collateral or loaned out. If your shares are being pledged as collateral or loaned out, other mechanics may apply. In all cases you would need to contact your broker directly for confirmation and for any other information regarding timing and access to warrants, including the mechanics for warrant sales and exercises.

Will the warrants trade publicly? When will trading begin?
Opendoor intends to list the warrants on Nasdaq. You may trade them soon after you receive them. You may hold, sell, or exercise each series independently. Trading is expected to begin on the first trading day after the Distribution Date.

What are the tickers?

Each series of warrants are expected to trade under its own symbol:
Series K: OPENW
Series A: OPENL
Series Z: OPENZ

Can I sell or transfer the warrants?

Except for applicable securities laws and company policies that may apply to insiders, we are not aware of any restrictions on buying or selling the warrants.

Are there risks associated with the warrants?

Yes. Like any security, the warrants involve risks. For example, they could expire with no value if not exercised, trading/liquidity may be limited, and series‑specific early‑expiration can shorten the time to act. Please review the “Risk Factors” in Opendoor’s prospectus supplement that we intend to file in connection with the warrants and our other filings with the Securities and Exchange Commission (the “SEC”) for a more detailed discussion.

What happens to my warrants if I sell my Opendoor common stock after the Distribution Date?

If you were a holder of record as of the Record Date, the warrants will remain in your account even if you later sell your shares of common stock. The warrants are separate securities and do not transfer automatically with the common stock. Check with your broker regarding account‑level mechanics.

Series and Pricing

Are there three separate series? Can I hold/sell/exercise them independently?

Yes. The distribution includes three separate series of warrants, Series K, Series A, and Series Z. Each series is a distinct security with its own exercise price, trading symbol, and Early Expiration Price Condition (see below). You may hold, sell, or exercise each series independently. Exercise and expiration for one series do not affect the exercise or expiry of the other series.

What are the exercise prices?

Series K: $9.00
Series A: $13.00
Series Z: $17.00

Expiration and Early‑Expiration Mechanics

When do the warrants expire?

Each series has its own expiration date. By default, each series will expire at 5:00 p.m. New York City time on November 20, 2026, unless that series satisfies its Early Expiration Price Condition. One series can expire while the others remain outstanding.

If one series expires early, what happens to the others?

Nothing changes for the other series. Early expiration applies only to the series that met its Early Expiration Price Condition. Each remaining series remains exercisable until its own scheduled expiration date or until its own Early Expiration Price Condition is satisfied.

What triggers an early expiration?

Early expiration is determined independently for each series.

The “Early Expiration Price Condition” will be satisfied if, within any period of thirty (30) consecutive trading days, there are at least twenty (20) trading days (whether or not consecutive) after the Distribution Date on which the daily volume-weighted average price of Opendoor’s common stock exceeds the applicable Early Expiration Trigger Price (as defined below) for a respective series of warrants.

In the event that the Early Expiration Price Condition is satisfied for a particular series, that series will expire at 5:00 p.m. New York City time on the first trading day (or, if Net Exercise is applicable to such series, the second trading day) following such twentieth (20th) trading day (unless Opendoor sets a later expiration date pursuant to the warrant agreement).

The “Early Expiration Trigger Price” for each series will initially be equal to 120% of the exercise price of such series, subject to adjustment in accordance with the warrant agreement. The initial Early Expiration Trigger Price for each series is:
Series K - $10.80
Series A - $15.60
Series Z - $20.40

How will I be notified if an early‑expiration price condition is met for a series?

Opendoor will issue a public press release if a series of warrants meets its Early Expiration Price Condition and is subject to early expiry. The notice will specify which series is affected and the corresponding expiration date (or any later expiration date elected by Opendoor pursuant to the warrant agreement).

Can Opendoor set a later expiration date after the price condition is met?

Yes. Opendoor may set an alternate expiration date for a series of warrants, subject to the additional price condition and notice mechanics set forth in the warrant agreement. Any such election will be announced by press release.

Can the Company choose an alternate expiration date for one series while others remain on their scheduled timelines?

Yes. The Company may set an alternate expiration date for a specific series of warrants in accordance with the warrant agreement, without affecting the timelines of the other series. Any such election will be announced by press release.

What happens if the Early Expiration Price Condition is not met?

Holders may exercise their warrants at any time before expiration. If the Early Expiration Price Condition is not met for a series of warrants, that series of warrants remains outstanding until its scheduled expiration on November 20, 2026.

Exercising and Settlement

How do I exercise the warrants?

If you hold your warrants through a broker, you should discuss with your broker its procedures and timeline for effecting exercises on your behalf, because your broker may require you give notice using a particular method and may require an earlier deadline than close of business on the expiration date. If you are a registered holder of warrants, the procedures for exercise of such warrants will be set forth in the warrant agreement. To exercise the warrants, you must have funds available to pay the exercise price in cash, unless Opendoor elects to apply the Net Exercise feature described below.

When can I exercise?

At any time from the Distribution Date until the expiration date (or until any earlier deadline applied by your broker), which may occur early as described above, and subject to limited exceptions included in the warrant agreement.

How can I pay the exercise price?

Payment is in cash (U.S. dollars) through your broker (if held in street name) or to the Warrant Agent (if you are a registered holder). Opendoor may, in its sole discretion, implement a Net Exercise feature described below.

How are exercises settled? What happens upon settlement?

If you hold your warrants through a broker, settlement of exercises will be handled by your broker. If you are a registered holder of warrants, settlement of exercises will be done pursuant to the warrant agreement. Opendoor expects that following exercise and payment of applicable exercise price (or, if Net Exercise is applicable, following exercise), shares deliverable in connection with such exercise will be credited to your brokerage account (or, if you are a registered holder of warrants, credited to your registered account at our transfer agent). No fractional shares will be issued and any fraction will be rounded down.

Unless Net Exercise is applicable, you will receive one share of common stock per warrant exercised (subject to any anti‑dilution adjustments in the warrant agreement).

What happens if I do not exercise my warrants?

If you do not sell or exercise your warrants by the applicable expiration date, which may occur early as described above, such warrants will expire and have no value. Your rights under the warrants will lapse with no further action required or penalty.

You can choose to hold the warrants until expiration, sell them, or exercise them before expiration. If you take no action, the warrants simply expire. If other warrant holders exercise and new shares of common stock are issued to them while you do not exercise your warrants, your percentage ownership in Opendoor’s common stock will decline.

Can my broker impose an earlier deadline to exercise than the Opendoor’s expiration time?

Yes. Your broker may require an earlier instruction deadline than the stated expiration time of the warrants and may require you to submit notices by specific methods. We recommend confirming your broker’s procedures, cut‑offs and method of notice well in advance. Opendoor also intends to issue a public press release reminder ahead of expiration.

What is the Net Exercise feature?

The warrants are initially exercisable only by paying the exercise price in cash. Opendoor may, at its sole discretion, in the future elect to apply a cash-less exercise (“Net Exercise”) feature as provided in the warrant agreement. If we do so, there will be no cash payable to exercise the warrants, and the number of shares deliverable pursuant to such net exercise feature will be determined pursuant to the warrant agreement.

How and when will Opendoor elect the Net Exercise feature?

Opendoor may at any time elect to change the exercise method for any series of warrants from cash exercise to Net Exercise at any time and vice versa. Any such election will be announced by press release prior to the election becoming into effect.

How do I know how many shares I will receive if I exercise the warrants under the Net Exercise feature?

The number of shares deliverable pursuant to the Net Exercise feature for any given series of warrants will be based on the excess of the volume-weighted average price of Opendoor’s common stock as of the trading day prior to the exercise date, over the exercise price of such series of warrants, then divided by such volume-weighted average price. The warrant agreement will set forth how the shares deliverable pursuant to such Net Exercise will be calculated.

Other holder scenarios

I hold listed call options on Opendoor. Do I receive the warrant dividend?

Only holders of record of shares of common stock as of the Record Date will receive the warrant dividend from Opendoor. Following the Record Date, the Options Clearing Corporation (“OCC”) may decide to adjust the terms of some or all listed options on Opendoor’s common stock to account for the warrant dividend, which may include adjustments to the deliverable per contract or other terms. Market participants with long or short listed option positions should review any notices from the OCC to determine what adjustments to the terms of their options have been made.

What if I hold a short position as of the Record Date?

Opendoor believes that in most cases you will be required to deliver warrants to the lender of borrowed shares, unless the parties agree to another arrangement. You should discuss with your broker and/or stock lender.

How are warrants handled in retirement accounts?

While Opendoor expects that in some cases warrants will be credited to your retirement brokerage account if you hold shares as of the Record Date, exercising or selling warrants from within a retirement account may be subject to additional rules or restrictions, and Opendoor recommends that you discuss with your retirement broker, advisor and/or administrator, as applicable.

Do non‑U.S. shareholders qualify to receive the warrant dividend?

We are not aware of restrictions on international shareholders receiving warrants if they hold Opendoor common stock as of the Record Date. Tax treatment may vary based on a holder’s tax domicile as well as other factors, so both U.S. and non-U.S. shareholders should seek tax advice (see below).

I hold shares through a registered account at Equiniti. How do I receive the warrant dividend?

If you hold shares of Opendoor’s common stock through a registered account at Opendoor’s stock transfer agent, Equiniti, warrants will be automatically credited to such account on the Distribution Date.

I hold Opendoor’s convertible notes. Do I receive the warrant dividend?

Please refer to the Company’s Form 8-K for full details. Holders should also review the note-specific disclosures and the warrant agreement when filed with the SEC.

Proceeds, Dilution and Tax

Will this dilute my ownership?

There is no immediate dilution to Opendoor shareholders upon distribution of the warrants. Shares are issued only upon exercise of the warrants. If you receive a warrant and decide to sell it in the market for cash or determine not to exercise it, you may be diluted to the extent that any warrants are exercised by other holders.

How many total warrants will be issued?

The aggregate number of warrants issued will be disclosed at or before distribution. No fractional warrants will be issued.

How much cash could be raised if all warrants are exercised?

The amount of cash we raise will depend on the number of warrants exercised for cash. We won’t know how many warrants will be issued until after the Distribution Date. We also won’t know how many warrants will be exercised for cash or for cash-less exercise, if we later choose to implement the Net Exercise feature.

If all warrants are exercised for cash, gross proceeds would equal the number of warrants exercised multiplied by the applicable exercise price. We will disclose the total number of warrants issued in aggregate and by series on the Distribution Date. You can then compute:
Series K = Series K Warrants issued × $9.00
Series A = Series A Warrants issued × $13.00
Series Z = Series Z Warrants issued × $17.00
Total = Sum of the above.

What will Opendoor do with any proceeds from exercises?

If exercised for cash, we currently expect to use proceeds for general corporate purposes, including investments and growth opportunities.

How are the warrants taxed? Should I consult a tax advisor?

The U.S. federal income tax treatment of the warrant distribution, and any future exercise of the warrants, may vary based on an investor’s specific circumstances. Opendoor does not provide tax advice. Regardless of tax domicile, all investors are encouraged to consult their tax advisor regarding the potential impact of the distribution.

Documents and Contacts

Where will I find the full warrant agreement and official terms?

The official terms are set forth in the warrant agreement filed with the SEC. Opendoor expects to file the warrant agreement with the SEC on or prior to the Distribution Date. The warrant agreement will be available on the SEC’s EDGAR system (www.sec.gov).

Does this FAQ replace the official documents?

No. This FAQ is a general summary and does not cover every term or circumstance. If there is any inconsistency between this FAQ and the warrant agreement, the warrant agreement will prevail. Please refer to the version of the warrant agreement filed on the SEC’s EDGAR system.

Can Opendoor change the warrant terms?

The procedures relating to any amendments or adjustments to the terms of the warrants will be set forth in the warrant agreement.

Where can I get ongoing updates that are relevant to the warrants?

Opendoor will issue public press releases and update the Investor Relations section of its website for key events related to the warrants, including Early Expiration Price Condition notices, any election of an alternate expiration date, and any notice of an exercise suspension period or related settlement mechanics. Please monitor our press releases and IR website for these updates.

For official terms and changes permitted under the warrant agreement, please refer to our SEC filings available on the SEC’s EDGAR website.

Where can I get more information?

Please see our SEC filings and the Investor Relations section of our website, or contact Investor Relations at investors@opendoor.com.

No Offer or Solicitation

This FAQ shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the Warrants in the Warrant Distribution has not been registered under the Securities Act, as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the Warrants will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein.

Forward Looking Statements

This FAQ contains forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this FAQ that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the Company’s expectations regarding the Warrant Distribution; the anticipated Record Date, Distribution Date and expiration date for the Warrants; the anticipated and expected use of proceeds from any proceeds received from the exercise of Warrants; the acceptance to trading of the warrants on the Nasdaq Stock Market; the price of the Warrants and the existence of a market for the Warrants; and the potential for upside to holders of the Warrants. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks include, but are not limited to market risks, trends and conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 27, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.